Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations 646-412-6877
	New York, NY 10151		mchesler@mdc-partners.com

MDC Partners Inc. Announces Secondary Offering of Class A Subordinate Voting Shares by Selling Stockholder

NEW YORK, NY (May 12, 2014) – MDC Partners Inc. (“MDC”) (NASDAQ: MDCA) (TSX: MDZ.A) today announced that Miles S. Nadal, Chief Executive Officer of MDC, has agreed to sell 3.5 million Class A Subordinate Voting Shares (“Class A Shares”) of MDC in an underwritten offering. The underwriter will have an option to purchase up to 525,000 additional shares from Mr. Nadal. Mr. Nadal is selling such shares in connection with the portfolio diversification of his personal investments. Following the sale of these shares, Mr. Nadal will continue to own more than 5.6 million Class A Shares of MDC, or more than 11% of MDC’s outstanding Class A Shares (subject to that option). MDC will not sell any Class A Shares in, and will not receive any proceeds from, the offering. Closing of the offering is expected to occur on or about May 16, 2014, subject to customary closing conditions.

The shares will be offered pursuant to an automatically effective registration statement previously filed with the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. Copies of the prospectus supplement and the accompanying prospectus relating to the offering when available may be obtained from BMO Capital Markets Corp., c/o 3 Times Square, 27th

Floor, New York, NY 10036, Tel. 1-800-414-3627. BMO Capital Markets Corp. will act as sole underwriter for the offering. BMO Capital Markets Corp. proposes to offer Class A Shares from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the NASDAQ National Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Following the offering, Mr. Nadal will beneficially own an aggregate of 5,600,573 Class A Shares, or approximately 11.1% in the aggregate, of MDC’s outstanding Class A Shares after giving effect to the offering (or 5,075,573 Class A Shares, or approximately 10.1% in the aggregate, if the underwriter exercises in full its option to purchase additional shares). The total number of MDC’s outstanding Class A Subordinate Voting Shares will not change as a result of the offering to the public.

This press release does not constitute an offer to sell, or a solicitation of an offer to sell or buy any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities will be made only by means of the prospectus supplement and the accompanying prospectus.

About MDC Partners Inc.

MDC is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada and worldwide.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC’s reputation as “The Place Where Great Talent Lives.”

MDC Partners’ Class A Shares are publicly traded on NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A.”

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements. Such risk factors include, among other things, MDC’s financial performance; risks associated with the effects of economic downturns; ability to attract and retain key clients; ongoing compliance with debt agreements and MDC’s ability to satisfy contingent payment obligations when due; and other risk factors set forth in MDC’s Form 10-K for its fiscal year ended December 31, 2013 filed with the SEC on March 10, 2014 and in subsequent SEC filings.

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